Exhibit 99.5

Letter of consent	December 2024

23/12/2024

Consent of Moore Financial Consulting

We hereby consent to the use of our opinion letter dated December 19, 2024 to Kadimastem Ltd. (“Kadimastem”) included as an Annex to the Proxy Statement/Prospectus, which forms a part of the Registration Statement of Kadimastem on Form F-4 relating to the proposed merger of Kadimastem and NLS Pharmaceutics AG. and references to such opinion in such Proxy Statement/Prospectus.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Moore Financial Consulting

Moore Financial Consulting

Moore Financial Consulting